    As filed with the Securities and Exchange Commission on December 31, 2001
                                                      Registration No. 333-03289
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              PNM RESOURCES, INC.
                    (Formerly known as Manzano Corporation)
             (Exact name of registrant as specified in its charter)

NEW MEXICO                                                           85-0468296
(State or other jurisdiction                                   (I.R.S. employer
of incorporation or organization)                            Identification No.)

                                 ALVARADO SQUARE
                          ALBUQUERQUE, NEW MEXICO 87158
          (Address of principal executive offices, including zip code)


                               PNM RESOURCES, INC.
                             DIRECTOR RETAINER PLAN
                            (Full title of the plan)

                                   M.H. MAERKI
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               PNM RESOURCES, INC.
                                 ALVARADO SQUARE
                          ALBUQUERQUE, NEW MEXICO 87158
                                 (505) 241-2700
 (Name, address and telephone number, including area code, of agent for service)

                              --------------------

            The Commission is requested to mail signed copies of all
                     orders, notices and communications to:

                                   C. L. MOORE
                             KELEHER & MCLEOD, P.A.
                            414 SILVER AVENUE, S. W.
                          ALBUQUERQUE, NEW MEXICO 87103

                              --------------------

 This Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-03289) shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.

             ADOPTION OF PREDECESSOR ISSUER'S REGISTRATION STATEMENT

              This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933 in connection with the completion of the formation by Public Service Company of New Mexico, a New Mexico corporation ("PNM"), of a new holding company above PNM pursuant to the Agreement and Plan of Share Exchange (the "Plan of Exchange") between PNM and PNM Resources, Inc., a New Mexico corporation, formerly known as Manzano Corporation ("PNM Resources"). The Plan of Exchange provides for, among other things, a share exchange pursuant to which all shares of PNM common stock were exchanged on a one-for-one basis for shares of common stock of PNM Resources (the "Share Exchange"). The shareholders of PNM approved the Share Exchange on June 6, 2000.

              As a result of the Share Exchange, completed on December 31, 2001, PNM became a wholly owned subsidiary of PNM Resources. The First Restated and Amended Public Service Company of New Mexico Director Retainer Plan (the "Original Plan") was assumed by PNM Resources and is now known as the PNM Resources, Inc. Director Retainer Plan (as so replaced and assumed, the "Plan"). The shares of PNM common stock previously issued upon the exercise of options granted under the Original Plan were converted into an equivalent number of shares of PNM Resources common stock. In addition, each option previously issued or outstanding under the Original Plan to purchase shares of PNM common stock was converted into an option to purchase an equivalent number of shares of PNM Resources common stock upon the same terms and conditions. From and after the effective time of the Share Exchange, options granted under the Plan will be exercisable for shares of PNM Resources common stock rather than shares of PNM common stock. PNM shareholders approved certain amendments to the Original Plan on July 3, 2001. In assuming responsibility for the Original Plan, and the amendments thereto approved by PNM shareholders on July 3, 2001, PNM Resources will continue to provide the same rights and benefits provided by PNM.

              In accordance with Rule 414 under the Securities Act of 1933, PNM Resources, as the successor issuer to PNM, hereby expressly adopts this registration statement No. 333-03289 on Form S-8 for the Plan as its own for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934 effective upon the effectiveness of the Share Exchange.

              The applicable registration fees were paid at the time of the original filing of this registration statement by PNM.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

              The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of
Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents previously filed with the Commission by PNM and PNM Resources are hereby incorporated by reference in this registration statement:

              1. PNM's Annual Report on Form 10-K for the year ended December 31, 2000, as amended.

              2. PNM's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

              3. PNM's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as amended.

              4. PNM's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

              5. PNM's Current Reports on Form 8-K dated January 18, 2001, January 23, 2001, January 25, 2001 (two), February 26, 2001, February 28, 2001,
March 1, 2001, March 20, 2001, March 27, 2001, April 11, 2001 (two), April 12,
2001, April 16, 2001, April 18, 2001 (two), May, 2, 2001 (two), May 18, 2001,
May 25, 2001, June 1, 2001, June 14, 2001, July 3, 2001 (two), July 13, 2001,
July 16, 2001, July 18, 2001 (three), July 24, 2001, July 30, 2001, August 9,
2001, August 16, 2001, August 17, 2001, September 13, 2001, September 18, 2001,
September 19, 2001, October 11, 2001, October 16, 2001, October 23, 2001,
October 24, 2001, October 25, 2001, November 2, 2001, November 15, 2001,
November 16, 2001, November 30, 2001, December 12, 2001, December 14, 2001
(two), December 20, 2001, and December 27, 2001.

              6. PNM Resources's Current Report on Form 8-K filed with the Commission on December 31, 2001 which includes the description of the common stock of PNM Resources, no par value per share, and any amendment or report filed for the purpose of updating such description.

              7.     All other reports filed by PNM or PNM Resources pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act on or after December 31, 2000.

              All documents subsequently filed by PNM Resources pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 6 of Article II of PNM Resources's By-Laws contains the following provisions with respect to indemnification of directors and officers:

              Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

              Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if:
(1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under
Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

              Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise.

              Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

              See Exhibit Index.

ITEM 9.       UNDERTAKINGS.

              The undersigned registrant hereby undertakes:

              1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
              events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                            (iii) To include any material information with
              respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on December 31, 2001.

                          PNM RESOURCES, INC.


                          By: /s/ M. H. Maerki
                             ---------------------------------------
                              M. H. Maerki
                              Senior Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints J.E Sterba, M.H. Maerki and J.R. Loyack, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities and on the dates indicated.



         Signature                                         Capacity                               Date
         ---------                                         --------                               ----

/s/ J. E. Sterba                                   Chairman, President and Chief
----------------------------------                  Executive Officer; Director               December 31, 2001
J. E. Sterba                                       (Principal Executive Officer)


/s/ M. H. Maerki                                  Senior Vice President and Chief
----------------------------------                       Financial Officer                    December 31, 2001
M. H. Maerki                                       (Principal Financial Officer)


/s/ J. R. Loyack                               Vice President, Corporate Controller
----------------------------------                 and Chief Accounting Officer               December 31, 2001
J. R. Loyack                                       (Principal Accounting Officer)

/s/ R. G. Armstrong
----------------------------------                           Director                         December 31, 2001
R. G. Armstrong


----------------------------------                           Director
J. A. Godwin

/s/ B. F. Montoya
----------------------------------                           Director                         December 31, 2001


         Signature                                         Capacity                               Date
         ---------                                         --------                               ----

B. F. Montoya

/s/ T. F. Patlovich
----------------------------------                           Director                         December 31, 2001
T. F. Patlovich


----------------------------------                           Director
R. M. Price

/s/ P. F. Roth
----------------------------------                           Director                         December 31, 2001
P. F. Roth


                                  EXHIBIT INDEX



      Exhibit No. Description
      ----------  -----------

         4.1.1 Articles of Incorporation of PNM Resources, Inc. (incorporated by reference to Exhibit B of the registration statement on Form S-4, as amended, of PNM Resources, Inc., File No. 333-32170, filed on April 18, 2000).

         4.1.2 Articles of Amendment to the Articles of Incorporation of PNM Resources, Inc., dated April 10, 2001 (incorporated by reference to Exhibit 4.1.2 of Post-Effective Amendment No. 1 to the registration statement on Form S-3 of PNM Resources, Inc., File No. 333-10993, filed on October 4, 2001).

         4.1.3 Articles of Amendment to the Articles of Incorporation of PNM Resources, Inc., dated July 12, 2001 (incorporated by reference to Exhibit 4.1.3 of Post-Effective Amendment No. 1 to the registration statement on Form S-3 of PNM Resources, Inc., File No. 333-10993, filed on October 4, 2001).

         4.2 Bylaws of PNM Resources, Inc. as amended through April 17, 2001 (incorporated by reference to Exhibit 4.2 of the Post-Effective Amendment No. 1 to the registration statement on Form S-3 of PNM Resources, Inc., File No. 333-10993, filed on October 4, 2001).

         4.3      PNM Resources, Inc. Director Retainer Plan.

         15       Letter regarding Unaudited Interim Financial Information.

         23       Consent of Arthur Andersen LLP.

         24       Power of Attorney (See signatures page in Part II).

An opinion of counsel as to the valid issuance of the securities being registered under this registration statement is not required because the securities will not be original issuance securities. If that situation should change, an appropriate opinion of counsel will be filed.